Exhibit 10.10

FIRST AMENDMENT AGREEMENT

THIS FIRST AMENDMENT AGREEMENT (this "Amendment"), dated as of August 11, 2005, is among RENAISSANCERE HOLDINGS LTD. (the "Borrower"), the Lenders listed on the signature pages hereto, DEUTSCHE BANK AG NEW YORK BRANCH, as LC Issuer and BANK OF AMERICA, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders;

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to that certain Second Amended and Restated Credit Agreement dated as of August 6, 2004 (the "Credit Agreement");

WHEREAS, the parties hereto wish to amend the Credit Agreement as hereinafter set forth;

NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual agreements herein contained, hereby agree as follows:

Section 1.    Credit Agreement Definitions. Capitalized terms used herein that are defined in the Credit Agreement shall have the same meaning when used herein unless otherwise defined herein.

Section 2.    Amendment To Credit Agreement. Effective on (and subject to the occurrence of) the Amendment Effective Date (as defined below), Section 7.7 of the Credit Agreement shall be amended by adding the following new subsection (xii) immediately following the end of subsection (xi) and prior to the proviso:

(xii) Liens not otherwise permitted under this Section 7.7 provided that at any time the aggregate Fair Market Value of the property subject to such Liens does not exceed $50,000,000;

For the purposes of subsection (xii) of this Section 7.7, the term "Fair Market Value" shall mean (a) on any day other than the last day of a Fiscal Quarter, the valuation assigned on such day to the property subject to any such Lien by the third party custodian with whom such property has been deposited for the benefit of the holder of such Lien and (b) as of the last day of a Fiscal Quarter, the value of such property booked by the Borrower in the financial statements required to be delivered to the Administrative Agent and the Lenders pursuant to Section 6.1(a).

Section 3.    Representation and Warranties. In order to induce the Lenders, the LC Issuer and the Administrative Agent to execute and deliver this Amendment, the Borrower hereby represents and warrants to the Lenders, the LC Issuer and to the Administrative Agent that both before and after giving effect to the Amendment no Event of Default or Default has occurred and is continuing or will result from the execution and delivery or effectiveness of this Amendment.

Section 4.    Conditions to Effectiveness. The Amendment set forth in Section 2 hereof shall become effective on the date (the "Amendment Effective Date") when the Administrative Agent shall have received four counterparts of this Amendment executed by the Borrower, the Administrative Agent and the Required Lenders.

Section 5.    Reaffirmation of Loan Documents. From and after the date hereof, each reference to the Credit Agreement that appears in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby. As amended hereby, the Credit Agreement is hereby reaffirmed, approved and confirmed in every respect and shall remain in full force and effect.

Section 6.    Counterparts; Effectiveness. This Amendment may be executed by the parties hereto in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

Section 7.    Governing Law; Entire Agreement. This Amendment shall be deemed a contract made under and governed by the laws of the State of New York. This agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements with respect thereto,

Section 8.    Loan Document. This Amendment is a Loan Document.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

RENAISSANCERE HOLDINGS LTD.

By: /s/ James N. Stanard Title: Chief Executive Officer

BANK OF AMERICA, NATIONAL ASSOCIATION, as Administrative Agent and Lender

By: /s/ Debra Basler Title: Senior Vice President

THE BANK OF N.T. BUTTERFIELD & SON LIMITED.

By: /s/ Simon van de Weg Title: VP-Corporate Banking

THE BANK OF NEW YORK

By: /s/ Sreecaran Ganesan Title: Vice President

BARCLAYS BANK PLC

By: /s/ J V French Title: Director

CITIBANK, N.A.

By: Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, as LC Issuer and Lender

By: Title:

By: Title:

HSBC BANK US, NATIONAL ASSOCIATION

By: Title:

KEYBANK NATIONAL ASSOCIATION

By: /s/ Mary K. Young Title: Vice President

MELLON BANK, N.A.

By: Title:

UBS LOAN FINANCE LLC

By: /s/ Wilfred V. Saint Title: Director

By: /s/ Richard L. Tavrow Title: Director

WACHOVIA BANK, NATIONAL ASSOCIATION

By: /s/ William R. Goley Title: Director